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                                                                    EXHIBIT 23.3


                               January 21, 1997



BOARD OF DIRECTORS
HOME SAVINGS BANK, SSB
1311 CAROLINA AVENUE
WASHINGTON, NORTH CAROLINA  27889

DIRECTORS:

     We hereby consent to the use of our firm's name in the applications for conversion of Home Savings Bank, SSB, Washington, North Carolina, and any amendments thereto, filed with the Division of Savings Institutions, North Carolina Department of Commerce (the "Division"), and the FDIC, in the Form S-1 Registration Statement and any amendments thereto, and in the Acquisition Application and the Holding Company Application for NewSouth Bancorp, Inc. as filed with the Division and the Federal Reserve Board, respectively. We also hereby consent to the inclusion of, a summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of NewSouth Bancorp, Inc. and the Proxy Statement of Home Savings Bank, SSB.


                                  Sincerely,


                                  /s/ Robin L. Fussell
                                  ------------------------
                                  Robin L. Fussell
                                  Principal